Exhibit 3.7

ARTICLES OF INCORPORATION

OF

ADESA ARK-LA-TEX, INC.

STATE OF LOUISIANA

PARISH OF CADDO

BE IT KNOWN that this 23rd day of April, 1998, there personally came and appeared before me, the undersigned, a Notary Public in and for the Parish of Caddo, State of Louisiana, duly appointed, commissioned and qualified:

J. Benjamin Warren, Jr., husband of Lisa Doucet Warren, whose permanent business address is 333 Texas Street, Suite 1700, Shreveport, Louisiana 71101,

who declared unto me, Notary, in the presence of the undersigned competent witnesses, that, availing himself of the laws of the State of Louisiana, he does hereby organize himself, his successors and assigns, into a corporation in pursuance of said statutes under and in accordance with the following Articles of Incorporation, to-wit:

ARTICLE I

Name

The name of this corporation is:

ADESA ARK-LA-TEX, INC.

ARTICLE II

Purposes

This corporation is formed for the purpose of engaging in and conducting any lawful activity for which corporations may be formed under the laws of the State of Louisiana.

ARTICLE III

Incorporator

The full name and post office address of the incorporator of this corporation is as follows:

Name	Post Office Address
J. Benjamin Warren, Jr.	333 Texas Street, Suite 1700 Shreveport, Louisiana 71101.

ARTICLE IV

Authorized Capital

The total authorized number of shares of this corporation is 1,000 shares of common stock of no par value per share, each share of which shall have equal voting power.

ARTICLE V

Directors

The powers of this corporation shall be vested in and the affairs of this corporation shall be directed by a Board of Directors whose number, qualifications, terms of office, manner of election, compensation and powers and duties shall be prescribed by the By-Laws, as shall the time, place and manner of calling, giving notice of and conducting directors meetings and the number of directors who shall constitute a quorum. Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director filed with the Secretary of the corporation.

ARTICLE VI

Officers

The Board of Directors shall elect a President, a Secretary and a Treasurer, and such other officers, assistant officers or agents as may be authorized in the By-Laws. No officer need be a director, and any two of the above offices may be combined in one person, except the office of President and Secretary.

ARTICLE VII

Shareholder Consents

Whenever the affirmative vote of the shareholders, is required to authorize or constitute corporation action, the consent in writing to such action signed only by shareholders holding that portion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without the necessity for a meeting of shareholders.

ARTICLE VIII

Amendments to Articles

These articles may be amended by vote of not less than two-thirds (2/3) of the voting power present at any annual meeting or special meeting called for that purpose.

THUS DONE AND PASSED, in multiple originals, in the City of Shreveport, Parish of Caddo, State of Louisiana, in the presence of the two undersigned competent witnesses and me, Notary, on the day and in the month and year first above written.

WITNESSES:

illegible	/s/ J. Benjamin Warren, Jr.
J. Benjamin Warren, Jr.
illegible

/s/ John R. Williams
JOHN R. WILLIAMS
NOTARY PUBLIC IN AND FOR CADDO PARISH, LOUISIANA

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

ADESA ARK-LA-TEX, INC.

The above corporation (hereinafter referred to as the “Corporation”) existing pursuant to the laws of the State of Louisiana, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is ADESA Ark-La-Tex, Inc.

ARTICLE II

AMENDMENTS

The name of the Corporation following this amendment is A.D.E. of Ark-La-Tex, Inc.

ARTICLE III

MANNER OF ADOPTION AND VOTE

The Board of Directors adopted the proposed Articles of Amendment by written consent, dated February 3, 2003, and signed by each of the directors. The amendment was then adopted by written consent dated February 3, 2003 and executed by ADESA Corporation, the sole shareholder of 100 shares of Common Stock of the Corporation, constituting all of the outstanding shares of the Corporation and thus all of the votes entitled to be cast on the amendment.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the laws of the State of Louisiana, the Articles of Incorporation, and the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts contained herein are true, this 3rd day of February, 2003.

ADESA ARK-LA-TEX, INC.

By:	/s/ James P. Hallet
Printed:	James P. Hallet
Title:	President

STATE OF INDIANA	)
	)	SS:
COUNTY OF HAMILTON	)

Before me the undersigned, a Notary Public for the above stated County and State, personally appeared James P. Hallett and acknowledged the execution of this instrument this 3rd day of February, 2003.

My Commission Expires:	/s/ Cheryl A. Shrader
9/24/08	Cheryl A. Shrader, Notary Public
Resident of Tipton County, Indiana